Exhibit 99.2

JERNIGAN
Capital

CUBESMART
CUBESMART
self storage
RV BOAT
STORAGE STOP
IN FOR DETAILS

Second Quarter 2017
Supplemental Information

Table of Contents

Legal Notices

Earnings Release	4

Financial Highlights – Trailing Five Quarters	9

Consolidated Balance Sheets – Trailing Five Quarters	10

Consolidated Statements of Operations	11

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders – Trailing Five Quarters	12

Schedule of Debt	13

Schedules of Development Projects	14

Closed Investments by Geography	17

Investment Pipeline by Geography	18

Company Information	19

Second Quarter 2017	2

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC, which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;
•	changes in our business strategy and the market’s acceptance of our investment terms;
•	our ability to fund our outstanding and future investment commitments;
•	availability, terms and our rate of deployment of equity and debt capital;
•	our manager’s ability to hire and retain qualified personnel;
•	changes in the self-storage industry, interest rates or the general economy;
•	the degree and nature of our competition;
•	volatility in the value of our assets carried at fair market value; and
•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income plus stock dividends payable on preferred stock, stock-based compensation expense, transaction and other expenses, deferred termination fee to manager, and restructuring costs. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies.  Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net Income and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Second Quarter 2017	3

Press Release – August 2017

JERNIGAN CAPITAL ANNOUNCES $0.50 EARNINGS PER SHARE AND

$0.55 ADJUSTED EARNINGS PER SHARE FOR SECOND QUARTER 2017

MEMPHIS, Tennessee, August 2, 2017 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended June 30, 2017, issued earnings guidance for the third quarter of 2017, and adjusted earnings guidance for the full-year 2017.

Highlights for the quarter include:

▪	Earnings per share and adjusted earnings per share of $0.50 and $0.55, respectively;

▪	Increased guidance of full-year net income available to common stockholders and adjusted earnings by approximately $2.3 million at the midpoint;

▪	Closed $130.1 million of new on-balance sheet development investments during the second quarter;
▪	Raised ~$108 million of additional equity capital;
▪	Maintained robust investment pipeline of approximately $700 million; and
▪	Obtained $100 million revolving credit facility that closed July 25, 2017.

“We have had an outstanding first half of 2017,” stated Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital. “We closed $236 million of new development investments, maintained a full pipeline of excellent new investment opportunities and were able to more effectively match future cash commitments with efficiently priced equity capital and an exciting new credit facility. Our development investments that have opened for business continue to perform at or above expectations. We look forward to continuing this momentum over the balance of the year and into 2018.”

John Good, President and Chief Operating Officer of Jernigan Capital added, “We are very pleased with our second quarter and year-to-date performance. For the quarter ended June 30, 2017, we increased total revenue by $1.1 million, or 69.5%, over the comparable period in 2016, while general and administrative expenses (excluding management fees) only increased $36,000 over the second quarter of 2016. Two of our investments are at or above 80% physical occupancy, nearly two years earlier than anticipated, and our other eight opened facilities continue to trend at or above our underwritten lease ups. Our 24 programmatic development partners, along with five new prospects who are working through our underwriting process, continue to provide us a full pipeline of prospective investments. We currently have executed term sheets for an additional $174 million of investments along with $522 million of high quality prospective investments currently in our underwriting process. We remain very excited about the growth of the business over the balance of the year and beyond.”

Second Quarter 2017	4

Financial Highlights

Net income attributable to common stockholders for the three months ended June 30, 2017 was $5.0 million, or $0.50 per share, and adjusted earnings was $5.5 million, or $0.55 per share. Net income attributable to common stockholders for the six months ended June 30, 2017 was $6.3 million, or $0.66 per share, and adjusted earnings was $7.4 million, or $0.78 per share.

Total revenues for the three and six months ended June 30, 2017 were $2.6 million and $4.9 million, respectively, representing increases of $1.1 million, or 69.5%, and $2.2 million, or 83.1%, as compared to total revenues for the three and six months ended June 30, 2016, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on our investment portfolio and other assets.

General and administrative expenses and stock-based compensation expense (“SBE”), for the three and six months ended June 30, 2017 and 2016 were as follows (dollars in thousands):

	Three months ended June 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$936	$1,023	(8.5)%
Plus: SBE	435	312	39.4%
General and administrative expenses	$1,371	$1,335	2.7%

	Six months ended June 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$2,222	$2,152	3.3%
Plus: SBE	727	487	49.3%
General and administrative expenses	$2,949	$2,639	11.7%

The increase in SBE was driven by additional grants of shares of restricted stock made to certain of the Company’s officers and certain employees of the Company’s external manager during the second quarter of 2017. SBE is also affected by changes in the market price of the Company’s common stock.

Net income attributable to common stockholders and adjusted earnings for the three and six months ended June 30, 2017 also include increases in fair value of investments of $4.3 million and $5.7 million, respectively, compared to increases of $5.5 million and $9.3 million for the three and six months ended June 30, 2016, respectively.

Second Quarter 2017	5

Capital Markets Activities

On April 5, 2017, the Company commenced an at-the-market continuous equity offering program (the “ATM Program”), whereby the Company may, from time to time, offer and sell up to $50.0 million of shares of its common stock. Since the inception of the ATM Program through August 1, 2017, the Company has issued and sold 1,093,202 shares of common stock at a weighted average price of $22.69 per share, receiving net proceeds after commissions of $24.2 million.

On June 27, 2017, the Company completed an underwritten public offering of 4,025,000 shares of its common stock, receiving $83.9 million in proceeds, net of underwriters’ discounts and offering expenses payable by the Company.

On July 25, 2017, the Company entered into a senior secured revolving $100 million credit facility, which has an accordion feature permitting expansion up to $200 million. The current borrowing capacity under the credit facility is $33.3 million; however, the Company’s development property investments are eligible to be added to the base of collateral available to secure loans under the credit facility once they receive a certificate of occupancy. Accordingly, the Company believes its availability under the credit facility will increase substantially over the next 12 months as construction on several investments in the Company’s portfolio is completed. The facility will provide lower-cost financing for the Company’s pipeline of self-storage development investments.

Dividends

On May 3, 2017, the Company declared a dividend of $0.35 per common share. The dividend was paid on July 14, 2017 to common shareholders of record on July 3, 2017.

Additionally on May 3, 2017, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $0.2 million was paid on July 14, 2017. No stock dividend was paid in accordance with the provisions of the Stock Purchase Agreement.

Third Quarter and Full-Year 2017 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance for the three months ending September 30, 2017 and updated guidance for the full-year 2017. Such guidance is based on management's current and expected views of Company investment activity (including fair value appreciation), the self-storage market, and overall economic conditions. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, and depreciation on real estate assets.

Second Quarter 2017	6

	Dollars in thousands, except share and per share data
	Three months ending September 30, 2017		Year ending December 31, 2017
	Low	High	Low	High
Total revenues	$3,100	$3,220	$11,570	$11,820
JV income	475	550	1,900	2,125
Total revenues and JV income	$3,575	$3,770	$13,470	$13,945
G&A expenses (1)	(2,720)	(2,595)	(10,070)	(9,720)
Property operating expenses	(105)	(85)	(355)	(315)
Interest expense	(340)	(315)	(1,200)	(1,075)
Other interest income	240	255	650	675
Change in fair value of investments (2)	2,900	3,600	16,250	18,750
Net income	3,550	4,630	18,745	22,260
Net income attributable to preferred stockholders (3)	(275)	(275)	(1,800)	(1,700)
Net income attributable to common stockholders	3,275	4,355	16,945	20,560
Add: stock dividends	100	100	475	475
Add: stock-based compensation	375	350	1,475	1,450
Add: depreciation on real estate assets	45	35	155	135
Adjusted earnings	$3,795	$4,840	$19,050	$22,620
Earnings per share – diluted	$0.23	$0.30	$1.41	$1.71
Adjusted earnings per share - diluted	$0.27	$0.34	$1.58	$1.88
Average shares outstanding - diluted	14,300,000	14,300,000	12,050,000	12,050,000

(1)	Includes $1.1 million (low and high) and $3.7 million (low) / $3.6 million (high) of management fees for the three months ending September 30, 2017 and for the year ending December 31, 2017, respectively. The increase in the quarterly and annual ranges compared to the actual results for the second quarter and prior full-year 2017 guidance, respectively, is primarily due to the expected increase in management fees as a result of the equity capital raised in the first half of 2017.
(2)	Excludes $0.4 million (low and high) and $1.4 million (low) / $1.6 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending September 30, 2017 and for the year ending December 31, 2017, respectively.
(3)	Represents both cash dividends and stock dividends estimated with respect to outstanding shares of Series A Preferred Stock.

The Company increased the ranges for full-year 2017 net income attributable to common stockholders to $16.9 million – $20.6 million (previously $14.6 million – $18.3 million) and adjusted earnings to $19.1 million – $22.6 million (previously $16.3 million – $20.7 million). Additionally, the Company updated its per share ranges to incorporate the impact of the equity capital raised in the first half of 2017, resulting in full-year 2017 earnings per share of $1.41 - $1.71 (previously $1.62 – $2.02) and adjusted earnings per share of $1.58 – $1.88 (previously $1.80 – $2.30).

Second Quarter 2017	7

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2017:

▪	projected closings on $350 million to $375 million of new development property investments with a profits interest for the full-year 2017;
▪	fundings of approximately $145 million to $150 million on the Company’s investment commitments during the full-year 2017;
▪	four additional on-balance sheet properties receiving certificates of occupancy in the latter half of 2017; and
▪	no change in the key assumptions used to value the Company’s investments.

Over 75% of the development property investment commitments closed by the Company in 2016 were made through the Heitman joint venture. The Company resumed closing on-balance sheet investments in late 2016. The 2017 guidance reflects the impact of the limited number of on-balance sheet closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments. The Company expects that the substantial increase in on-balance sheet investment activity in 2017 will result in significant increases in interest income and fair value appreciation in 2018 and beyond.

Second Quarter 2017	8

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except per share data)

	Three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Operating Data:
Interest income, rental related income and other revenues	$2,599	$2,301	$2,158	$1,698	$1,533
JV income	595	422	424	436	418
Total revenues and JV income	3,194	2,723	2,582	2,134	1,951
General & administrative expenses	(2,078)	(2,208)	(1,942)	(1,865)	(1,737)
Property operating expenses of real estate owned	(81)	(55)	-	-	-
Transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	-	(2)	(304)
Interest expense	(230)	(204)	(373)	(148)	(38)
Subtotal	805	256	267	119	(128)
Change in fair value of investments	4,289	1,393	4,185	4,867	5,527
Other interest income	100	134	37	8	13
Net income	5,194	1,783	4,489	4,994	5,412
Net income attributable to preferred stockholders	(177)	(546)	(996)	-	-
Net income allocable to common stockholders	$5,017	$1,237	$3,493	$4,994	$5,412
Plus: stock dividends payable to preferred stockholders	-	371	823	-	-
Plus: stock-based compensation	435	292	252	341	312
Plus: depreciation on real estate assets	38	24	-	-	-
Plus: transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	-	2	304
Adjusted Earnings	$5,490	$1,924	$4,568	$5,337	$6,028

Basic earnings per share attributable to common stockholders	$0.50	$0.14	$0.53	$0.84	$0.89
Diluted earnings per share attributable to common stockholders	$0.50	$0.14	$0.53	$0.84	$0.89

Adjusted Earnings per share attributable to common stockholders - diluted	$0.55	$0.21	$0.69	$0.90	$0.99

Weighted-average shares of common stock outstanding:
Basic	9,850,967	8,857,030	6,458,845	5,831,135	5,948,555
Diluted	10,033,029	8,993,528	6,619,848	5,963,093	6,104,207

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Balance Sheet Data:
Cash and cash equivalents	$100,529	$28,252	$67,373	$13,009	$15,024
Development property investments at fair value	163,979	117,936	95,102	84,986	65,002
Operating property loans at fair value	8,790	9,965	9,905	15,090	15,035
Investment in and advances to real estate venture	14,314	10,812	5,373	2,883	9,127
Self-storage real estate owned	7,283	7,350	-	-	-
Total assets	305,127	192,429	192,779	125,826	110,233
Senior loan participations	20,147	19,299	18,582	17,521	5,049
Total liabilities	28,733	24,873	24,417	20,983	8,605
Total equity	276,394	167,556	168,362	104,843	101,628
Common book value / common shares outstanding	$18.75	$17.57	$17.74	$17.59	$17.04

Second Quarter 2017	9

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Assets:
Cash and cash equivalents	$100,529	$28,252	$67,373	$13,009	$15,024
Development property investments at fair value	163,979	117,936	95,102	84,986	65,002
Operating property loans at fair value	8,790	9,965	9,905	15,090	15,035
Investment in and advances to real estate venture	14,314	10,812	5,373	2,883	9,127
Self-storage real estate owned	7,283	7,350	-	-	-
Other loans, at cost	6,619	14,826	11,752	6,243	-
Deferred costs	2,305	2,294	2,207	2,690	-
Prepaid expenses and other assets	1,119	809	868	727	5,816
Fixed assets, net	189	185	199	198	229
Total assets	$305,127	$192,429	$192,779	$125,826	$110,233

Liabilities:
Senior loan participations	$20,147	$19,299	$18,582	$17,521	$5,049
Due to Manager	1,027	839	1,008	579	636
Accounts payable, accrued expenses and other liabilities	2,399	1,040	697	796	833
Dividends payable	5,160	3,695	4,130	2,087	2,087
Total liabilities	$28,733	$24,873	$24,417	$20,983	$8,605

Equity:
Jernigan Capital, Inc. stockholders’ equity:
Cumulative preferred stock	$9,445	$9,446	$9,448	$-	$-
Common stock	142	90	90	60	60
Additional paid-in capital	272,525	163,772	162,664	108,982	108,674
Accumulated deficit	(5,718)	(5,752)	(3,840)	(4,199)	(7,106)
Total equity	276,394	167,556	168,362	104,843	101,628
Total liabilities and equity	$305,127	$192,429	$192,779	$125,826	$110,233

Second Quarter 2017	10

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Interest income from investments	$2,467	$1,533	$4,586	$2,676
Rental and other property related income from real estate owned	105	-	168	-
Other revenues	27	-	146	-
Total revenues	2,599	1,533	4,900	2,676

Costs and expenses:
General and administrative expenses	1,371	1,335	2,949	2,639
Management fees to Manager	707	402	1,337	816
Property operating expenses of real estate owned	81	-	136	-
Transaction and other expenses	-	175	-	2,127
Restructuring costs	-	47	-	54
Deferred termination fee to Manager	-	82	-	239
Total costs and expenses	2,159	2,041	4,422	5,875

Operating income (loss)	440	(508)	478	(3,199)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	595	418	1,017	418
Change in fair value of investments	4,289	5,527	5,682	9,318
Interest expense	(230)	(38)	(434)	(38)
Other interest income	100	13	234	35
Total other income	4,754	5,920	6,499	9,733
Net income	5,194	5,412	6,977	6,534
Net income attributable to preferred stockholders	(177)	-	(723)	-
Net income attributable to common stockholders	$5,017	$5,412	$6,254	$6,534

Basic earnings per share attributable to common stockholders	$0.50	$0.89	$0.66	$1.07
Diluted earnings per share attributable to common stockholders	$0.50	$0.89	$0.66	$1.07

Dividends declared per share of common stock	$0.35	$0.35	$0.70	$0.70

Second Quarter 2017	11

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to

Common Stockholders – Trailing Five Quarters

(unaudited, in thousands, except per share data)

	Three months ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Net income attributable to common stockholders	$5,017	$1,237	$3,493	$4,994	$5,412
Plus: stock dividends payable to preferred stockholders	-	371	823	-	-

Plus: stock-based compensation	435	292	252	341	312

Plus: depreciation on real estate assets	38	24	-	-	-

Plus: transaction and other expenses	-	-	-	2	175

Plus: restructuring costs	-	-	-	-	47

Plus: deferred termination fee to Manager	-	-	-	-	82

Adjusted Earnings	$5,490	$1,924	$4,568	$5,337	$6,028

Adjusted Earnings per share attributable to common stockholders - diluted	$0.55	$0.21	$0.69	$0.90	$0.99
Weighted average shares of common stock outstanding - diluted	10,033,029	8,993,528	6,619,848	5,963,093	6,104,207

Second Quarter 2017	12

Jernigan Capital, Inc.

Schedule of Debt

June 30, 2017

(unaudited, dollars in thousands)

(dollars in thousands)	Collateral	Commitment	Interest Rate	6/30/17 Balance (1)	Debt to Total Investment Cost	Debt to Total Fair Value	Debt to Total Assets
Senior Participation	New Orleans(2)	$2,800	5.07%	$1,820	65.0%	65.2%	0.6%
Senior Participation	Miami (3)	17,733	4.32%	732	4.1%	8.1%	0.2%
Senior Participation	Atlanta 1(4)	7,228	4.72%	4,510	62.4%	42.0%	1.5%
Senior Participation	Atlanta 2(4)	5,378	4.72%	3,257	60.6%	36.0%	1.1%
Senior Participation	Orlando 1(4)	4,444	4.72%	2,864	64.5%	38.4%	0.9%
Senior Participation	Tampa 1(4)	4,774	4.72%	3,048	63.8%	47.9%	1.0%
Senior Participation	Charlotte 1(4)	6,777	4.72%	4,041	59.6%	39.0%	1.3%
Total		$49,134	4.60%	$20,272	41.3%	36.4%	6.6%

(1)	Includes total unamortized fees of $125,000.

(2)	On July 20, 2017, the Company received proceeds of $2.8 million for an early payoff on the Note, and the Company repurchased this senior participation.

(3)	This senior participation matures in 2018.

(4)	On July 25, 2017, the Company entered into a senior secured revolving credit facility of up to $100 million. At closing, the Company borrowed $20.0 million of the $33.3 million then available under the credit facility. The Company used the proceeds to repurchase these five senior participation interests. On July 26, 2017, the Company used proceeds from its recently completed offering of its common stock to fully repay the $20.0 million borrowed at closing, leaving $33.3 million available under the credit facility for future draws

Second Quarter 2017	13

Jernigan Capital, Inc.

Schedule of Completed Development Projects

As of June 30, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA) Address	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value		Senior Participation Amount	Net Investment	Size (NRSF)(4)	Date Opened		Months Open(1)	% Physical Occupancy(1)
4/21/2015	Orlando 1 11920 W Colonial Drive	$5,372	$5,367	$5	$1,347	(2)	$2,864	$2,503	51,235	5/1/2016		15	90.5%
6/10/2015	Atlanta 1 5110 McGinnis Ferry Rd	8,132	7,908	224	10,736		4,510	3,398	71,968	5/25/2016		14	61.8%
6/19/2015	Tampa 1 12832 S US Highway 301	5,369	5,285	84	6,369		3,048	2,237	50,090	4/11/2016		16	83.7%
6/26/2015	Atlanta 2 340 Franklin Gateway	6,050	5,684	366	9,043		3,257	2,427	66,282	5/24/2016		14	73.7%
6/29/2015	Charlotte 1 9323 Wright Hill Rd	7,624	7,065	559	10,361		4,041	3,024	87,530	8/18/2016		11	39.0%
7/2/2015	Milwaukee 420 W St Paul Ave	7,650	6,870	780	8,304		NA	NA	82,936	10/9/2016	(3)	10	25.4%
7/31/2015	New Haven 453 Washington Ave	6,930	6,093	837	8,058		NA	NA	64,225	12/16/2016		8	43.9%
9/30/2015	Jacksonville 1 1939 East West Pkwy	6,445	5,988	457	8,320		NA	NA	59,848	8/12/2016		12	78.9%
10/27/2015	Austin 251 N AW Grimes Blvd	8,658	6,866	1,792	8,619		NA	NA	77,334	3/16/2017		5	20.2%
8/10/2015	Pittsburgh 6400 Hamilton Ave	5,266	4,361	905	5,936		NA	NA	46,040	5/11/2017		3	9.8%
Total Completed Development Loans		$67,496	$61,487	$6,009	$77,093

(1)	As of July 31, 2017.

(2)	In February 2017, the Company purchased, for $1.3 million, 50% of the economic rights of the Class A membership units of the limited liability company which owns this development property investment, thus increasing the Company’s profits interest in this investment from 49.9% to 74.9%. As such, the Company’s investment was reclassified as self-storage real estate owned in the March 31, 2017 Consolidated Balance Sheet. The committed and funded investment amounts in this table pertain to the full terms of the development investment, while, the fair value represents only the portion (25.1%) of the principal balance constituting a loan to the Class A member.

(3)	Certificate of Occupancy was received in August 2016, prior to the property being ready for opening by the manager of the project. Property opened to partial leasing in October 2016. All floors opened to leasing in February 2017.

(4)	The NRSF includes only climate controlled and non-climate controlled storage space. It does not include retail space, office space, RV space or parking spaces.

Second Quarter 2017	14

Schedule of Development Projects in Progress

As of June 30, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA) Address	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value	Size (NRSF)	Construction Start Date	Estimated C/O Quarter(1)
8/14/2015	Raleigh 1501 Sunrise Ave	$8,792	$3,417	$5,375	$3,335	60,963	Q4 2016	Q1 2018
9/20/2016	Charlotte 2 1200 E 10th St	12,888	3,029	9,859	2,796	78,264	Q1 2017	Q2 2018
11/17/2016	Orlando 2 11920 W Colonial Dr	5,134	2,994	2,140	3,577	20,465	Q4 2016	Q3 2017
11/17/2016	Jacksonville 2 37 Jefferson Rd	7,530	2,847	4,683	3,011	70,930	Q4 2016	Q4 2017
1/4/2017	New York City 1 1775 Fifth Ave	16,117	11,093	5,024	12,509	107,325	Q1 2017	Q3 2017
1/18/2017	Atlanta 3 1484 Northside Dr NW	14,115	3,385	10,730	3,295	92,935	Q3 2017	Q3 2018
1/31/2017	Atlanta 4 4676 S Atlanta Rd	13,678	5,866	7,812	5,824	103,561	Q2 2017	Q3 2018
2/24/2017	Orlando 3 12711 E Colonial Dr	8,056	905	7,151	835	71,113	Q2 2017	Q2 2018
2/24/2017	New Orleans 2709 Severn Ave	12,549	-	12,549	-	90,315	Q3 2017	Q2 2018
2/27/2017	Atlanta 5 56 Peachtree Valley Rd NE	17,492	4,854	12,638	4,737	84,988	Q3 2017	Q4 2018
3/1/2017	Fort Lauderdale 5601 NE 14th Ave	9,952	1,740	8,212	1,661	79,279	Q1 2017	Q3 2018
3/1/2017	Houston 1070 Brittmoore Rd	13,630	3,532	10,098	3,445	132,967	Q3 2017	Q4 2017
4/14/2017	Louisville 2801 N Hurstbourne Pkwy	8,523	627	7,896	542	66,150	Q2 2017	Q3 2018
4/20/2017	Denver 1 6206 W Alameda Ave	9,806	1,873	7,933	1,783	59,150	Q2 2017	Q2 2018
4/20/2017	Denver 2 3110 S Wadsworth Blvd	11,164	2,137	9,027	2,035	74,615	Q2 2017	Q3 2018
5/2/2017	Atlanta 6 2033 Monroe Dr	12,543	3,671	8,872	3,565	81,120	Q2 2017	Q3 2018
5/2/2017	Tampa 2 9185 Ulmerton Rd	8,091	1,584	6,507	1,508	71,400	Q3 2017	Q3 2018
5/19/2017	Tampa 3 Lot 3B Crossroads Town Center	9,224	1,524	7,700	1,434	70,888	Q3 2017	Q3 2018
6/12/2017	Tampa 4 3209 30th Ave S, St	10,266	2,391	7,875	2,293	73,500	Q3 2017	Q3 2018
6/19/2017	Baltimore 1835 Washington Blvd	10,775	2,199	8,576	2,008	83,450	Q3 2017	Q3 2018
6/28/2017	Knoxville 7807 Kingston Pike	9,115	829	8,286	738	72,069	Q3 2017	Q4 2018
6/29/2017	Boston 329 Boston Post Rd	14,103	1,466	12,637	1,326	93,738	Q3 2017	Q3 2018
6/30/2017	New York City 2 465 W 150th St	26,482	16,004	10,478	15,637	40,593	Q3 2017	Q3 2018
Total Development Loan in Progress		$270,025	$77,967	$192,058	$77,894

(1)	Estimated C/O dates represent the Company’s best estimate as of June 30, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

Second Quarter 2017	15

Schedule of Heitman JV Development Projects in Progress

As of June 30, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA) Address	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value	Size (NRSF)	Construction Start date	Estimated C/O Quarter(1)
5/14/2015	Miami 1 490 NW 36th St	$13,867	$8,631	$5,236	$9,610	75,838	Q1 2016	Q4 2017
5/14/2015	Miami 2 1100 NE 79th St	14,849	7,299	7,550	7,321	74,113	Q2 2016	Q4 2017
9/25/2015	Fort Lauderdale 812 NW 1st St	13,230	5,531	7,699	5,419	87,413	Q2 2016	Q1 2018
4/15/2016	Washington, DC 1325 Kenilworth Ave	17,269	11,628	5,641	12,600	90,500	Q2 2016	Q3 2017
4/29/2016	Atlanta 1 1801 Savoy Dr	10,223	3,475	6,748	3,641	71,575	Q4 2016	Q1 2018
7/19/2016	Jacksonville 3211 San Pablo Rd S	8,127	5,697	2,430	7,398	79,163	Q4 2016	Q3 2017
7/21/2016	New Jersey 10 Central Ave	7,828	1,161	6,667	1,090	57,975	Q2 2017	Q2 2018
8/15/2016	Atlanta 2 11220 Medlock Bridge Rd	8,772	4,900	3,872	5,474	70,400	Q3 2016	Q3 2017
8/25/2016	Denver 2225 E 104th Ave	11,032	6,100	4,932	6,811	86,631	Q4 2016	Q3 2017
9/28/2016	Columbia 419 Hampton St	9,199	5,462	3,737	5,819	70,813	Q4 2016	Q4 2017
12/22/2016	Raleigh 7620 ACC Blvd	8,877	1,641	7,236	1,583	65,110	Q1 2017	Q2 2018
Total Heitman JV Investments		$123,273	$61,525	$61,748	$66,766

(1)	Estimated C/O dates represent the Company’s best estimate as of June 30, 2017 based on project specific information learned through underwriting and communications with respective developers. These dates are subject to change due to unexpected project delays/efficiencies.

Second Quarter 2017	16

Closed Investments by Geography

As of June 30, 2017

Second Quarter 2017	17

Investment Pipeline by Geography

•	Executed term sheets for investments in 15 separate self-storage development projects for an aggregate capital commitment of approximately $174 million

•	Maintain a robust $700 million pipeline of additional development investment opportunities in top 50 markets

Second Quarter 2017	18

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	Stock Exchange Listing	Suite 650	package or annual report, please
Memphis, TN 38119	New York Stock Exchange	Memphis, TN 38119	visit our website at
901.567.9510		901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Chairman and Chief Executive Officer	President and Chief Operating Officer

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer, and Treasurer

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	FBR Capital Markets
RJ Milligan	David Corak
rjmilligan@rwbaird.com	dcorak@fbr.com

Jefferies LLC	Raymond James & Associates
George Hoglund	Jonathan Hughes
gholund@jefferies.com	jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

Second Quarter 2017	19